EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the financial statements of Ladenburg Thalmann Financial Services Inc. (“Company”) which appears in the Company’s Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
August 4, 2004